Exhibit 99.1

Pinnacle Airlines Corp. Announces 2009 Second Quarter Earnings

Company reports Consolidated Net Income excluding nonrecurring items of $7.3 million

MEMPHIS, TN – August 7, 2009 – Pinnacle Airlines Corp. (NASDAQ: PNCL) (the “Company”) today reported second quarter 2009 net income of $6.0 million and fully diluted earnings per share (“EPS”) of $0.33.  Excluding certain nonrecurring items more fully described below, the Company achieved net income and EPS of $7.3 million and $0.41, respectively, in the second quarter of 2009.  This represents increases of 107% and 105%, respectively, over net income of $3.5 million and EPS of $0.20 in the second quarter of 2008, excluding nonrecurring items.  Excluding nonrecurring items, the Company reported consolidated operating income of $23.7 million in the second quarter of 2009, an increase of 57% over consolidated operating income of $15.1 million in the second quarter of 2008, excluding nonrecurring items.

“Despite a challenging year for our industry, I am pleased to report solid financial performance for the second quarter of 2009 at both of our operating subsidiaries,” said Phil Trenary, the Company’s President and Chief Executive Officer.  “Our investments in new aircraft and improvements to our pro-rate operations are beginning to produce positive results for all of our stakeholders.”

During the second quarter, the Company recorded a nonrecurring charge of $1.5 million ($1.0 million net of income taxes, or $0.06 per share) related to the retirement of its Beech 1900 fleet.  In addition, the Company recorded a net loss of $0.3 million ($0.3 million net of income taxes, or $0.02 per share) related to its portfolio of auction rate securities.  The Company’s net income and EPS for the second quarter of 2008 reported above also excludes certain nonrecurring items, which are listed in the attached table “Reconciliation of Non-GAAP Disclosures.”

For the six months ended June 30, 2009, the Company reported net income of $24.8 million and EPS of $1.38.  In addition to the nonrecurring items described above, the Company’s year-to-date financial results include a number of previously announced nonrecurring items that increased net income by $14.4 million.  These nonrecurring items are listed in the attached table “Reconciliation of Non-GAAP Disclosures.”  Excluding these nonrecurring items, the Company achieved net income of $10.4 million for the first six months of 2009, an increase of 118% over net income of $4.8 million in the first half of 2008, excluding nonrecurring items.  Year-to-date 2009 EPS excluding these nonrecurring items was $0.58, an increase of 115% over EPS of $0.27 for the first half of 2008, excluding nonrecurring items.

Recent Significant Financial Events

On July 30, the Company completed a $25 million, three-year term loan financing with C.I.T. Leasing secured by its pool of spare rotable and expendable aircraft parts.  The interest rate for this financing is a variable rate indexed to LIBOR and was 8.5% at the inception of the loan.  This financing will enhance the Company’s ability to repay its $109 million 3.25% senior convertible notes (the “Notes”) in the event that holders of the Notes tender them to the Company in February 2010.

“This financing is evidence of the CIT Group’s confidence in Pinnacle Airlines Corp.,” said Peter Hunt, the Company’s Chief Financial Officer.  “Completion of this loan is an important step in meeting our financial commitments in early 2010.”

On August 4, Pinnacle Airlines, Inc. (“Pinnacle”), the Company’s regional jet operating subsidiary, and the Air Line Pilots Association (“ALPA”) reached a tentative agreement to amend the collective bargaining agreement.  Pinnacle had been involved in active negotiations with ALPA since April 2005, when the collective bargaining agreement between the two parties became amendable.  The terms of the tentative agreement must be ratified by Pinnacle’s pilots before it becomes final.

”Successfully completing a new Pilot agreement has been a very important goal for Pinnacle,” said Phil Trenary.   “I am proud of the way ALPA and our team worked together to reach this new tentative agreement for our Pilots.”

Second Quarter 2009 Financial and Operating Results

During the second quarter of 2009, Pinnacle completed 106,475 block hours and 68,826 departures, a decrease and increase of (5)% and 1%, respectively, over the same period in 2008.  Capacity increases associated with Pinnacle’s new CRJ-900 aircraft fleet operating under the Delta Connection Agreement (“DCA”) were partially offset b y a decrease of two CRJ-200 aircraft that were removed from Pinnacle’s fleet since June 30, 2008.  In addition, Pinnacle has experienced a 7% decrease in aircraft utilization of its CRJ-200 fleet, primarily from route network changes resulting in shorter average flights and an overall decrease in its scheduled flying from Delta.  Colgan Air, Inc. (“Colgan”), the Company’s regional turboprop operating subsidiary, completed 34,233 block hours and 27,684 departures during the second quarter, decreases of 15% and 13%, respectively, over the same period in 2008.  The decrease in operations is primarily related to the retirement of 11 Saab and Beech aircraft in conjunction with eliminating certain markets operated under the Company’s pro-rate agreements. These decreases are partially offset by an increase in Q400 aircraft operations under the Company’s Continental CPA.

The Company recorded consolidated operating revenue during the second quarter of 2009 of $211.3 million, a decrease of $9.9 million, or 4%, over the same period in 2008. The decrease is primarily related to the reduction in our pro-rate operations and the decrease in Pinnacle’s CRJ-200 capacity noted above. These decreases are offset by an increase of $8.6 million and $6.1 million in revenue earned under our CRJ-900 DCA and Continental CPA.

Consolidated operating income excluding nonrecurring items was $23.7 million for the second quarter of 2009.  Consolidated operating income for the second quarter of 2008 was approximately $15.1 million, excluding nonrecurring items.  Pinnacle reported second quarter 2009 operating income and an operating margin of $17.0 million and 11.0%, an increase of $1.6 million and 1.1 points, respectively, from the second quarter of 2008.  This increase is primarily related to a reduction of certain airport and ground handling expenses totaling $1.3 million resulting from a reversal of accrued amounts that Pinnacle no longer expects to pay.  This one-time reduction of operating expenses increased net income by $0.8 million and EPS by $0.05.  Additionally, increases in Pinnacle’s operating income related to its new CRJ-900 operations were offset by unit cost increases related to salaries, wages and benefits and maintenance.  Pinnacle continues to experience increased maintenance costs related to its CRJ-200 fleet, and a decrease in labor productivity associated with reduced attrition of pilots and flight attendants.

Excluding nonrecurring items, Colgan reported operating income and an operating margin of $6.7 million and 11.8%, an increase of $7.0 million and 12.3 points, respectively, from the second quarter of 2008, excluding nonrecurring items.  The addition of Colgan’s Q400 operations under its capacity purchase agreement with Continental Airlines contributed to the improvement in operating income during 2009.  In addition, Colgan’s fuel costs within its pro-rate operations decreased dramatically year-over-year.  Colgan’s fuel cost per gallon during the second quarter of 2009 was $1.90, down 50% as compared to 2008, improving operating income by approximately $5.2 million.  Colgan also benefited from changes to its pro-rate operations implemented by the Company during 2008.  These changes included the elimination of certain unprofitable markets, the retirement of six Saab and five Beech aircraft, and the restructuring of many of its Essential Air Service markets for more profitable operations.  These improvements were offset by a three percent decrease in revenue per available seat mile.

Net nonoperating expense was $12.5 million for the three months ended June 30, 2009, including the $0.3 million net investment loss on our ARS noted above.  Net nonoperating expense for the same period in 2008 was $18.0 million, inclusive of an $8.7 million impairment charge related to our ARS portfolio.  Interest expense for the second quarter was $12.9 million, and increase of $1.7 million from the second quarter of 2009.  The increase is primarily attributable to an increase in interest expense associated with the Company’s owned fleet of CRJ-900 and Q400 aircraft that were acquired throughout 2008.  Interest expense includes $2.5 million of additional expense for both the second quarter of 2009 and 2008 related to the Company’s previously disclosed adoption of a new accounting standard, which resulted in a change in the Company’s accounting for the Notes.  Prior year amounts have been restated to reflect the new accounting standard.  The effect of this change was a non-cash reduction to EPS of $0.09 and $0.08 for the second quarter of 2009 and 2008, respectively.

Cash and Cash Equivalents

The Company ended the quarter with unrestricted cash and cash equivalents totaling $94.2 million.  The Company received its 2008 federal income tax refund of approximately $33 million on April 1, 2009, contributing significantly to the increase in cash during the quarter ended June 30, 2009.

The Company generated $56.3 million in cash and cash equivalents from operating activities during the second quarter 2009.  This is primarily related to the federal income tax refund received of approximately $33 million, and operating cash flow from the Company’s core airline operations of approximately $23.3 million.  Net cash used by investing activities for the three months ended June 30, 2009 was $1.3 million.  This was primarily attributable to $4.3 million of capital expenditures, offset by proceeds from redemptions of auction rate securities of $3.0 million.  Net cash used in financing activities for the three months ended June 30, 2009 totaled $18.5 million, comprised of $9.3 million of scheduled principal payments on long-term debt obligations and $9.2 million of payments on two credit facilities.

About Pinnacle Airlines Corp.

Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc.  Pinnacle Airlines, Inc. operates under Delta brands and operates 124 CRJ-200 and 16 CRJ-900 regional jet aircraft throughout the United States and in the District of Columbia, Belize, Mexico, Turks and Caicos Islands, and the U.S. Virgin Islands. Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express and operates a fleet of 14 Q400 and 34 Saab aircraft throughout the United States and Canada.  For further information about the Company, please refer to the Company’s Form 10-Q for the three months ended June 30, 2009, which will be filed with the SEC shortly.

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), Colgan’s operating income, Colgan’s operating margin, the Company's operating income, pre-tax income, net income and diluted EPS for the three and six months ended June 30, 2009 and 2008, excluding nonrecurring items related to aircraft retirement charges, net investment losses, the excess of property insurance proceeds over cost basis of aircraft, ineffective portion of cash flow hedge, reversal of income tax reserves and related accrued interest, and the gain on debt extinguishment. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Joe Williams, at (901) 346-6162, or visit our website at www.pncl.com.
###

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2009	2008
		(Restated)
Operating revenues
Regional airline services	$209,212	$219,013
Other	2,051	2,141
Total operating revenues	211,263	221,154
Operating expenses
Salaries, wages and benefits	55,757	55,761
Aircraft rentals	30,094	32,507
Ground handling services	22,196	23,672
Aircraft maintenance, materials and repairs	24,800	23,775
Other rentals and landing fees	17,925	17,310
Aircraft fuel	5,254	14,899
Commissions and passenger related expense	5,227	7,430
Depreciation and amortization	8,782	6,609
Other	17,512	24,106
Impairment and aircraft retirement charges	1,533	12,619
Total operating expenses	189,080	218,688

Operating income	22,183	2,466

Operating income as a percentage of operating revenues	10.5%	1.1%
Nonoperating (expense) income
Interest income	759	1,724
Interest expense	(12,930)	(11,241)
Net investment loss	(334)	(8,675)
Miscellaneous (expense) income, net	(12)	148
Total nonoperating expense	(12,517)	(18,044)
Income (loss) before income taxes	9,666	(15,578)
Income tax (expense) benefit	(3,673)	2,664
Net income (loss)	$5,993	$(12,914)

Basic and diluted earnings (loss) per share	$0.33	$(0.72)

Shares used in computing basic earnings (loss) per share	17,970	17,869
Shares used in computing diluted earnings (loss) per share	17,979	17,869

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2009	2008
		(Restated)
Operating revenues
Regional airline services	$415,136	$420,172
Other	3,949	5,323
Total operating revenues	419,085	425,495
Operating expenses
Salaries, wages and benefits	112,597	109,204
Aircraft rentals	60,586	66,028
Ground handling services	48,658	51,061
Aircraft maintenance, materials and repairs	49,489	45,649
Other rentals and landing fees	36,328	32,754
Aircraft fuel	9,771	26,772
Commissions and passenger related expense	10,054	14,255
Depreciation and amortization	17,363	10,980
Other	33,141	46,922
Impairment and aircraft retirement charges	1,980	12,619
Total operating expenses	379,967	416,244

Operating income	39,118	9,251

Operating income as a percentage of operating revenues	9.3%	2.2%
Nonoperating (expense) income
Interest income	1,665	4,038
Interest expense	(22,723)	(18,437)
Net investment loss	(289)	(8,675)
Miscellaneous income (expense), net	344	(26)
Total nonoperating expense	(21,003)	(23,100)
Income (loss) before income taxes	18,115	(13,849)
Income tax benefit	6,721	2,171
Net income (loss)	$24,836	$(11,678)

Basic and diluted earnings (loss) per share	$1.38	$(0.65)

Shares used in computing basic earnings (loss) per share	17,968	17,864
Shares used in computing diluted earnings (loss) per share	17,974	17,864

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2009	December 31, 2008
Assets	(Unaudited)	(Restated)
Current assets
Cash and cash equivalents	$94,209	$69,469
Restricted cash	4,758	5,417
Receivables, net	30,420	31,619
Spare parts and supplies, net	17,827	17,106
Prepaid expenses and other assets	6,136	8,160
Assets held for sale	1,020	2,786
Deferred income taxes, net of allowance	10,495	13,908
Income taxes receivable	33,708	31,117
Total current assets	198,573	179,582
Property and equipment
Flight equipment	754,831	721,499
Aircraft pre-delivery payments	10,022	5,721
Other property and equipment	46,480	46,218
Less accumulated depreciation	(69,381)	(53,507)
Net property and equipment	741,952	719,931

Investments	116,433	116,900
Deferred income taxes, net of allowance	588	40,847
Other assets	329,141	33,724
Debt issuance costs, net	3,409	3,711
Goodwill	18,422	18,422
Intangible assets, net	13,751	14,585
Total assets	$1,422,269	$1,127,702

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$33,878	$32,116
Bank line of credit	-	8,275
Credit facility	85,767	-
Senior convertible notes	102,504	10,754
Pre-delivery payment facility	-	4,075
Accounts payable	25,579	30,431
Deferred revenue	24,363	23,851
Accrued expenses and other current liabilities	54,513	74,669
Total current liabilities	326,604	184,171

Senior convertible notes	-	97,683
Noncurrent pre-delivery payment facility	4,910	-
Long-term debt, less current maturities	513,741	502,741
Credit facility	-	90,000
Deferred revenue, net of current portion	185,349	192,191
Other liabilities	303,597	5,182

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value; 40,000,000 shares authorized; 22,792,426 and 22,514,782 shares issued, respectively	228	225
Treasury stock, at cost, 4,450,092 shares	(68,152)	(68,152)
Additional paid-in capital	120,803	119,610
Accumulated other comprehensive loss	(10,870)	(17,172)
Retained earnings	46,059	21,223
Total stockholders’ equity	88,068	55,734
Total liabilities and stockholders’ equity	$1,422,269	$1,127,702

.

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2009	2008
Cash provided by (used in) operating activities	$62,752	$(959)
Cash provided by investing activities	3,728	31,387
Cash (used in) provided by financing activities	(41,740)	8,015
Net increase in cash and cash equivalents	24,740	38,443
Cash and cash equivalents at beginning of period	69,469	26,785
Cash and cash equivalents at end of period	$94,209	$65,228
 (in thousands)

Pinnacle Airlines Corp.
Pinnacle Operating Statistics (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Other Data:
Revenue passengers (in thousands)	2,778	2,726	2%	5,163	5,151	0%
Revenue passenger miles (“RPMs”)(in thousands)	1,211,030	1,287,429	(6)%	2,301,384	2,386,709	(4)%
Available seat miles (“ASMs”) (in thousands)	1,548,790	1,622,264	(5)%	3,129,301	3,116,125	0%
Passenger load factor	78.2%	79.4%	(1.2) pts.	73.5%	76.6%	(3.1) pts.
Operating revenue per ASM (in cents)	9.98	9.60	4%	9.90	9.95	(1)%
Operating cost per ASM (in cents)	8.88	8.65	3%	8.92	9.06	(2)%
Operating revenue per block hour	$1,452	$1,390	4%	$1,437	$1,384	4%
Operating cost per block hour	$1,292	$1,252	3%	$1,294	$1,260	3%
Block hours	106,475	112,051	(5)%	215,715	224,112	(4)%
Departures	68,826	67,810	1%	135,456	133,789	1%
Average daily utilization (block hours)	8.29	8.97	(8)%	8.38	8.95	(6)%
Average stage length (miles)	427	468	(9)%	439	461	(5)%

Number of operating aircraft (end of period)
CRJ-200	124	126	(2)%
CRJ-900	16	9	78%
Employees (end of period)	4,060	4,144	(2)%

Pinnacle Airlines Corp.
Colgan Operating Statistics (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change

Pro-rate Agreements:
Revenue passengers (in thousands)	305	377	(19)%	553	726	(24)%
RPMs (in thousands)	53,010	68,681	(23)%	95,614	132,785	(28)%
ASMs (in thousands)	114,768	153,540	(25)%	225,791	300,169	(25)%
Passenger load factor	46.2%	44.7%	1.5 pts.	42.3%	44.2%	(1.9) pts.
Passenger yield (in cents)	73.02	77.99	(6)%	76.03	75.55	1%
Operating revenue per ASM (in cents)	33.73	34.89	(3)%	32.20	33.42	(4)%
Operating revenue per block hour	$1,720	$1,692	2%	$1,627	$1,614	1%
Block hours	22,507	31,653	(29)%	44,683	62,140	(28)%
Departures	20,018	26,292	(24)%	39,638	51,348	(23)%
Fuel consumption (in thousands of gallons)	2,772	3,931	(29)%	5,404	7,617	(29)%
Average price per gallon	$1.90	$3.79	(50)%	$1.81	$3.51	(48)%
Average fare	$127	$142	(11)%	$131	$138	(5)%

Capacity Purchase Agreement:
Revenue passengers (in thousands)	405	286	42%	734	376	95%
RPMs (in thousands)	113,096	80,278	41%	202,801	104,895	93%
ASMs (in thousands)	157,299	115,053	37%	306,763	149,019	106%
Passenger load factor	71.9%	69.8%	2.1 pts.	66.1%	70.4%	(4.3) pts.
Operating revenue per ASM (in cents)	11.41	10.28	11%	11.85	10.05	18%
Operating revenue per block hour	$1,531	$1,338	14%	$1,550	$1,304	19%
Block hours	11,726	8,838	33%	23,461	11,485	104%
Departures	7,666	5,692	35%	15,134	7,406	104%

Total Colgan:
Block hours	34,233	40,491	(15)%	68,144	73,625	(7)%
Departures	27,684	31,984	(13)%	54,772	58,754	(7)%
ASMs (in thousands)	272,067	268,593	1%	532,554	449,188	19%
Total operating cost per ASM (in cents)	18.94	29.18	(35)%	18.95	29.78	(36)%
Total operating cost per block hour	$1,505	$1,936	(22)%	$1,481	$1,818	(19)%

Average daily utilization (block hours)	7.84	7.76	1%	7.72	7.52	3%
Average stage length (miles)	221	213	4%	219	206	6%
Number of operating aircraft (end of period)
Saab 340	34	40	(15)%
Beech 1900	-	5	(100)%
Q400	14	13	8%
Employees	1,334	1,427	(7)%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2009	2008	$ change	% change

GAAP Colgan operating income (loss)	$5,188	$(12,939)	$18,127	(140)%
Impairment and aircraft retirement charges	1,533	12,619	(11,086)	(88)%
Non GAAP Colgan operating income (loss)	$6,721	$(320)	$7,041	(2,200)%

GAAP Colgan operating margin	9.1%	(19.8)%	28.9	pts.
Impairment and aircraft retirement charges	2.7%	19.3%	(16.6)	pts.
Non GAAP Colgan operating margin	11.8%	(0.5)%	12.3	pts.

GAAP operating income	$22,183	$2,466	$19,717	800%
Impairment and aircraft retirement charges	1,533	12,619	(11,086)	(88)%
Non GAAP operating income	$23,716	$15,085	$8,631	57%

GAAP operating margin	10.5%	1.1%	9.4	pts.
Impairment and aircraft retirement charges	0.7%	5.7%	(5.0)	pts.
Non GAAP operating margin	11.2%	6.8%	4.4	pts.

GAAP pre tax income (loss)	$9,666	$(15,578)	$25,244	(162)%
Impairment and aircraft retirement charges	1,533	12,619	(11,086)	(88)%
Net investment loss	334	8,675	(8,341)	(96)%
Non GAAP pre tax income	$11,533	$5,716	$5,817	102%

GAAP net income (loss)	$5,993	$(12,914)	$18,907	(146)%
Impairment and aircraft retirement charges, net of tax	992	8,139	(7,147)	(88)%
Net investment loss, net of tax	320	8,309	(7,989)	(96)%
Non GAAP net income	$7,305	$3,534	$3,771	107%

GAAP EPS	$0.33	$(0.72)	$1.05	(146)%
Impairment and aircraft retirement charges, net of tax	0.06	0.46	(0.40)	(87)%
Net investment loss, net of tax	0.02	0.46	(0.44)	(96)%
Non GAAP EPS	$0.41	$0.20	$0.21	105%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2009	2008	$ change	% change

GAAP Colgan operating income (loss)	$8,222	$(18,485)	$26,707	(144)%
Impairment and aircraft retirement charges	1,980	12,619	(10,639)	(84)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non GAAP Colgan operating income (loss)	$9,367	$(5,866)	$15,233	(260)%

GAAP Colgan operating margin	7.5%	(16.0)%	23.5	pts.
Impairment and aircraft retirement charges	1.8%	10.9%	(9.1)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.7)%	-	N/A
Non GAAP Colgan operating margin	8.6%	(5.1)%	13.7	pts.

GAAP operating income	$39,118	$9,251	$29,867	323%
Impairment and aircraft retirement charges	1,980	12,619	(10,639)	(84)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non GAAP operating income	$40,263	$21,870	$18,393	84%

GAAP operating margin	9.3%	2.2%	7.1	pts.
Impairment and aircraft retirement charges	0.5%	3.0%	(2.5)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.2)%	-	(0.2)	pts.
Non GAAP operating margin	9.6%	5.2%	4.4	pts.

GAAP pre tax income (loss)	$18,115	$(13,849)	$31,964	(231)%
Impairment and aircraft retirement charges	1,980	12,619	(10,639)	(84)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Net investment loss	289	8,675	(8,386)	(97)%
Ineffective portion of hedge	1,424	-	1,424	N/A
Reversal of interest on tax reserves	(2,719)	-	(2,719)	N/A
Gain on debt extinguishment	(1,857)	-	(1,857)	N/A
Non GAAP pre tax income	$16,397	$7,445	$8,952	120%

GAAP net income (loss)	$24,836	$(11,678)	$36,514	(313)%
Impairment and aircraft retirement charges, net of tax	1,280	8,139	(6,859)	(84)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(540)	-	(540)	N/A
Net investment loss, net of tax	277	8,309	(8,032)	(97)%
Ineffective portion of hedge, net of tax	921	-	921	N/A
Reversal of interest on tax reserves, net of tax	(1,719)	-	(1,719)	N/A
Gain on debt extinguishment, net of tax	(1,122)	-	(1,122)	N/A
IRS settlement	(13,551)	-	(13,551)	N/A
Non GAAP net income	$10,382	$4,770	$5,612	118%

GAAP EPS	$1.38	$(0.65)	$2.03	(312)%
Impairment and aircraft retirement charges, net of tax	0.07	0.46	(0.39)	(85)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(0.03)	-	(0.03)	N/A
Net investment loss, net of tax	0.02	0.46	(0.44)	(96)%
Ineffective portion of hedge, net of tax	0.05	-	0.05	N/A
Reversal of interest on tax reserves, net of tax	(0.10)	-	(0.10)	N/A
Gain on debt extinguishment, net of tax	(0.06)	-	(0.06)	N/A
IRS settlement	(0.75)	-	(0.75)	N/A
Non GAAP EPS	$0.58	$0.27	$0.31	115%